Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on its behalf of a statement on Schedule 13D (the “Statement”) and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of common units representing limited partner interests (“Common Units”) in Kimbell Royalty Partners, LP, and further agrees to the filing of this Joint Filing Agreement as an exhibit to the Statement and any amendments thereto.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of the Statement and any amendments thereto, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. In addition, each party to this Joint Filing Agreement expressly designates each other party to this Joint Filing Agreement as its agent and attorney-in-fact and authorizes such other party to file and execute on its behalf any amendments to the Statement.  This Joint Filing Agreement may be terminated with respect to the obligations to jointly file future amendments to the Statement as to any of the undersigned upon such party giving written notice thereof to each other party to this Joint Filing Agreement at the principal office thereof. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

Dated: February 17, 2017

BGT ROYALTY PARTNERS, LP

By:	BGT Royalty Partners Genpar, LLC, its general partner

By:	/s/ Robert D. Ravnaas
Name: Robert D. Ravnaas
Title: Co-President

By:	/s/ Brett G. Taylor
Name: Brett G. Taylor
Title: Co-President

BGT ROYALTY PARTNERS GENPAR, LLC

By:	/s/ Robert D. Ravnaas
Name: Robert D. Ravnaas
Title: Co-President

By:	/s/ Brett G. Taylor
Name: Brett G. Taylor
Title: Co-President